UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 8, 2007
Date of Report (Date of earliest event reported)

REED’S, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-32501	95-4348325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13000 South Spring Street, Los Angeles, California 90061
(Address of principal executive offices)
(Zip Code)

(310) 217-9400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	APPOINTMENT OF PRINCIPAL OFFICERS

On October 1, 2007, Reed's Inc. retained the services of Mr. David Kane as our Chief Financial Officer. Mr. Kane joins Reed's Inc, Inc. from National Lampoon, where since 2007, he has been their Chief Financial Officer, Prior to National Lampoon, Mr. Kane was a financial consultant for entertainment and media companies. Prior to his consulting practice, Mr. Kane served as Chief Financial Officer of the Left Bank Organization, a record label and music management company.

He also served as the Chief Financial Officer for GreatDomains.com, an internet start-up company which was eventually sold to VeriSign. Mr. Kane spent the early part of his career working as Director of Finance for Virgin Records and Chief Financial Officer of Focus Affiliates, a publicly held electronics distributor. Mr. Kane is also a certified public accountant.

There is no family relationship between Mr. Kane and any of our directors or executive officers. Since the beginning of our last fiscal year and currently, Mr. Kane was not a party to any transaction or proposed transaction to which we were, or are to be, a party, as described in Item 404(a) of Regulation S-B.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit 99.1	Press release dated October 8, 2007, issued by Reed’s, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 8, 2007

REED’S, INC.

By:  /s/ Christopher J. Reed

Name:  Christopher J. Reed
Title:    Chief Executive Officer